EXHIBIT 10.2
                             CONFIDENTIAL TREATMENT



                     DEVELOPMENT AND MANUFACTURING AGREEMENT

This development and manufacturing agreement is made and entered into on this 12th day of July 2000.

 BY AND BETWEEN: CYTOGEN CORPORATION, a company incorporated under New Jersey law, having its registered address at 600 College Road East, Princeton, New Jersey 08540-5308, United States of America (hereinafter referred to as "CYTOGEN"), of the one part;
 AND: DSM BIOLOGICS COMPANY B.V., a company incorporated under Dutch law, having its registered address at 72/2 Zuiderweg,
                                   9744 Groningen, The Netherlands (hereinafter referred to as "DSM Biologics"), of the other part;

CYTOGEN and DSM Biologics hereinafter sometimes individually referred to as "Party" and collectively as "Parties".

SECTION 1 - PREAMBLE
--------------------

WHEREAS, CYTOGEN avails of a hybridoma cell line for expressing a protein for inclusion in a product known by CYTOGEN as Prostascint(R) and wishes to have a manufacturing process developed for this cell line and have manufactured three
(3) cGMP batches of this protein which will thereafter be conjugated by DSM Biologics;

WHEREAS, DSM Biologics has expertise and know-how in the area of development and production of biopharmaceutical products;

WHEREAS, the Parties have signed a letter of commitment dated January 26, 2000 for the commencement by DSM Biologics of some development activities for the CYTOGEN hybridoma cell line;

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND AGREEMENTS HEREIN CONTAINED, IT IS HEREBY AGREED BY THE PARTIES HERETO AS FOLLOWS:

SECTION 2 - DEFINlTIONS
-----------------------

In this Agreement the following terms, whether used in the singular or plural, shall, as used herein, have the following respective meanings:

 2.1     "Acceptance" has the meaning ascribed thereto in Section 5.3;

 2.2 "Affiliates" means any individual, company, partnership or other entity which directly or indirectly, at present or in the future, controls, is controlled by or is under common control with a Party;

 2.3     "Agreement" means this development and manufacturing agreement;

 2.4 "Batch Records" means for each batch of Product manufactured in Step 5, the production protocols showing how the batch was manufactured;

 2.5 "Bill of Testing" means a document carrying Product and/or Project identification, and stating for the Process the list of analytical tests, their standard methods and procedures, and the criteria to be met during the cGMP manufacturing Product, and all amendments thereto, to be agreed upon between the Parties;

 2.6 "CCN" means a so-called contemplated change notification describing any material deviation from the Project, which notice is provided in writing by DSM Biologics to CYTOGEN and must be approved by CYTOGEN in writing prior to taking effect;

 2.7 "cGMP" means current good manufacturing practices and general biological products standards as promulgated under the United States Federal Food, Drug and Cosmetic Act at 21 CFR, Canadian Good Manufacturing Practices and the EEC Guide to Good Manufacturing Practices for Medical Products (Vol. IV rules governing medical products in the European Community 1989);

 2.8 "Claims" means any and all claims, demands, losses, obligations, liabilities, damages, deficiencies, actions, settlements, judgments, cost and expenses which a Party may incur or suffer (including reasonable costs and legal fees incident thereto or in seeking indemnification therefor);

 2.9 "Costs" means the costs for the Project, which costs shall exclude the Price but shall include the costs of raw materials, filters, resins, Product release testing, external testing, any royalties to be paid to third parties, subcontractor costs, out of pocket expenses, travel and lodging costs, capital investments, shipping Product, insuring shipped Products, and all brokers fees, customs duties, import duties, excise taxes and other taxes payable in connection with the delivery of Product;

 2.10    "CYTOGEN" means Cytogen Corporation;


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
 2.11    "CYTOGEN Proprietary Information" has the meaning ascribed thereto in
         Section 14.1;

 2.12 "CYTOGEN Technology" means any and all current and future Intellectual Property Rights proprietary to CYTOGEN in so far as provided, granted, divulged or disclosed, either directly or indirectly by CYTOGEN to DSM Biologics, pertaining to the Project.

 2.13    "Defaulting Party" has the meaning ascribed thereto in Section 15.3;

 2.14 "Documents" means the Specifications, Bill of Testing, Batch Records, certificate of analysis containing the outcome of the tests on the Product and Release statement;

 2.15    "DSM Biologics" means DSM Biologics Company B.V.;

 2.16 "DSM Biologics Technology" means any and all current and future-Intellectual Property Rights proprietary to DSM Biologics in so far as provided, granted, divulged or disclosed, either directly or indirectly, by DSM Biologics to CYTOGEN in the process of performing the Project, pertaining to fermentation, primary recovery and purification of biopharmaceutical products;

 2.17    "Force Majeure" has the meaning ascribed thereto in Section 20.1;

 2.18 "Intellectual Property Rights" means, whether or not protected or protectible under any particular law, all patents, patent applications, patentable subject matter, copyrights, copyrightable subject matter, ideas, inventions, discoveries, devices, designs, apparatuses, practices, processes, methods, products, cell lines, progeny, engineered cell lines, clones, samples, trade secrets, technology, know-how, software, hardware, improvements, trademarks and service marks (and the goodwill pertaining thereto);

 2.19 Letter of Commitment" means the letter agreement entered into between the Parties dated January 26, 2000 for the commencement by DSM Biologics of some development activities for the Product cell line;

 2.20 "Manufacturing Instructions" means the protocols for manufacturing Product in Step 5 and all amendments thereto, to be agreed upon between the Parties. It is understood between the Parties that these protocols may be amended at all times, including during manufacturing of Product;

 2.21    "Parties" means DSM Biologics and CYTOGEN collectively;

 2.22    "Party" means either DSM Biologics or CYTOGEN;


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





2.23 "Price" means the price for the Project as specified in Section 6, which price shall exclude Costs;

2.24 "Process" means the stirred tank perfusion bioreactor process to manufacture Product, as well as purification and conjugation, if reduced to practice as a result of Step 1 and Step 4 of the Project;

2.25 "Product" means purified bulk conjugated antibody known by CYTOGEN as CYT 356;

2.26 "Project" means development-, upscaling-, cell banking-, manufacturing-and validation activities, and providing regulatory support, by DSM Biologics, comprising of Step 1, Step 2, Step 3, Step 4, Step 5 and Step 6 as further described in the Schedule annexed hereto and being a part hereof, and all amendments thereto, to be agreed upon between the Parties;

2.27 "Project Manager" means the individual assigned by DSM Biologics who will be responsible for the scientific management and technical components of the Project;

2.28 "Release" means that, after Product has been manufactured in Step 5, the Product meets the Specifications and was manufactured according to cGMP and the Manufacturing Instructions;

2.29     "Specifications"  means  the  specifications,   technical  data  and/or
         formulae of the Product manufactured in Step 5, and all amendments thereto, to be agreed upon between the Parties;

2.30 "Steering Committee" means a committee with an equal number of representatives from each Party;

2.31 "Step 1" means developing a Process under non-cGMP conditions by adapting the CYTOGEN Product cell line to a serum free media formulation and by performing upstream and downstream development activities, including a seven (7) liter fermentation run and a fifty
         (50) liter so called pilot fermentation with a lab scale down stream processing step and conjugation;

2.32 "Step 2" means transfer, development and optimization of CYTOGEN quality control assays;

2.33 "Step 3" means preparing under cGMP conditions a master cell bank and a manufacturer working cell bank


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

2.34 "Step 4" means using the Process as developed in Step I to perform at fifty (50) liter scale, under non-cGMP conditions, one (1) so cal1ed shakedown run including one (1) conjugation;

2.35 "Step 5" means cGMP manufacturing three (3) batches of Product using the Process for a Biologics License Application (BLA) supplement and market distribution;

2.37     "Step 6" means:

         i) writing a Process and assay master validation plan and subsequently executing this plan during the performance of Step 5;
         ii) means providing support for CYTOGEN's preparation of a chemistry manufacturing and control (CMC) data package for filing the Process for a United States BLA supplement and a European Marketing Authorization Application (MAA) supplement.


SECTION 3 - OBJECTIVES AND OBLIGATIONS OF THE PARTIES
-----------------------------------------------------

3.1 It is the intention of the Parties to hereby establish a lasting and mutually profitable relationship and for that purpose to inform and assist one another in a spirit of co-operation during the execution of the Project.

3.2 Subject to the terms and conditions of this Agreement, CYTOGEN hereby engages DSM Biologics to carry out the Project and DSM Biologics, subject to the terms and conditions of this Agreement, hereby undertakes to use its best reasonable efforts to carry out the Project in accordance with the Schedule annexed hereto and being a part hereof.

3.3 The Parties hereby acknowledge and agree that there is absolutely no guarantee:
         i.) that the Product and the Process will be commercially exploitable, profitable or approved by any regulatory authority;
         ii.) that the milestones identified in the Schedule to this Agreement for Step 1, Step 2 and Step 4 will be achieved;
         iii.) that any Product resulting from Step 1 or Step 4 will fulfill certain specifications, certain yields or will be delivered in time for any further use intended therefor by CYTOGEN; or
         iv.) that the Product to be manufactured in Step 5 will be delivered in time for a BLA and MAA supplement submission and approval or for market distribution.

3.4 CYTOGEN shall timely provide all CYTOGEN Technology necessary for the performance of the Project as well as, if so requested by DSM Biologics,


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

         provide reasonable technical assistance needed by DSM Biologics for the performance of the Project.

         Any material change to the scope of the Project shall not take effect unless approved in writing by CYTOGEN through a CCN.

         The Parties acknowledge that this Agreement is only for certain development activities and the delivery of three (3) batches of Product and not for commercially manufacturing Product. Therefore, during the performance of Step 5 of the Project, the Parties shall in good faith negotiate a long term supply agreement in respect of the Product under the proviso that the aforementioned three (3) batches comply with the Specifications and that all relevant governmental authority is granted to commercially use the Product on human subjects. If the Parties do not enter into such an agreement, at CYTOGEN's request, the Parties will enter into good faith negotiations for CYTOGEN to - license the DSM Biologics Technology pursuant to a license agreement on terms and conditions to be agreed upon. Such terms and conditions shall be as competitive as DSM Biologics offers to any third party.

         The Parties will elect, at their convenience, a Steering Committee, that will oversee the general execution of the Project and the Agreement and will discuss, both during the performance of the Project and after completion of the Project, the further plans of CYTOGEN for the Product and the Process, including the status and outcome of clinical trials, registration activities and future requirements by CYTOGEN of Product, whether for further clinical trials or for marketing.

SECTION 4 - STEP 1, STEP 2, STEP 3 AND STEP 4 OF THE PROJECT
------------------------------------------------------------

4.1 The different parts of the Project are estimated to require the periods of time identified in the Schedule to this Agreement. DSM Biologics shall timely notify CYTOGEN if it expects performance of a part of the Project not to be possible within the timeframe as described in the Schedule, and shall take all reasonable efforts to perform that part of the Project as soon as possible thereafter.


4.2 The Parties shall, during and after completion of Step 1, discuss whether the milestones identified in the Schedule to this Agreement for Step 1 have been achieved and shall, based upon such discussion, decide on whether to perform additional work with regard to Step 1, proceed with Step 2 according to the Schedule or terminate the Project. If the Parties decide to perform additional work with regard to Step 1, the duration, scope, price and costs thereof shall be separately agreed upon between the Parties.

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

4.3 During the performance and after completion of Step 2, if and when performed, the Parties shall, based upon the milestones identified in the Schedule to this Agreement for Step 2, decide on whether to perform additional work with regard to Step 2, proceed with Step 4 according to the Schedule or terminate the Project. If the Parties decide to perform additional work with regard to Step 2, the duration, scope, price and costs thereof shall be separately agreed upon between the Parties.

4.4      If the  Parties  agree Step 3 is  necessary,  and as  described  in the
         Schedule  to  this   Agreement,   DSM  Biologics  shall  commence  with
         performing Step 3 of the Project as outlined in the Schedule.

4.5 During the performance and after completion of Step 4, if and when performed, the Parties shall, based upon technical reasons such as the robustness of the Process, decide on whether to perform additional work with regard to Step 4, proceed with Step 5 according to the Schedule or terminate the Project. If the Parties decide to perform additional work with regard to Step 4, the duration, scope, price and costs thereof shall be separately agreed upon between the Parties.

SECTION 5 - STEP 5 AND STEP 6 OF THE PROJECT
--------------------------------------------

5.1 DSM Biologics shall commence with performing Step 5 of the Project if and when the Parties decide thereto according to Section 4.5. DSM Biologics shall timely notify CYTOGEN if it expects delivery of Product not to be possible within the timeframe described in the Schedule to this Agreement, and shall take all efforts to deliver Product as soon as possible thereafter.

5.2 The Product shall be manufactured in accordance with the Manufacturing Instructions and under cGMP conditions. Each batch of Product will be sampled and tested by the quality control department of DSM Biologics against the Specifications. The quality assurance department of DSM Biologics will review the Batch Records and will assess if the manufacturing has taken place in compliance with the Manufacturing Instructions and cGMP regulations.

5.3 If based upon such tests, a batch of Product conforms to the Specifications and was manufactured according to cGMP and the Manufacturing Instructions, a Release statement will be completed and approved by the quality assurance department of DSM Biologics. This certificate together with all other Documents will be delivered to CYTOGEN or a third party appointed by Cytogen. The batch of Product will be delivered to CYTOGEN or a third party appointed by Cytogen. DSM Biologics shall retain sample of the batch to be delivered and shall have the batch shipped and insured according to


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
         CYTOGEN's instructions. Responsibility for the batch shall pass after delivery by DSM Biologics of the batch to the carrier (CIP as defined in the INCO Terms 1990).

5.4 CYTOGEN will test the batch for compliance with the Specifications through analyzing the Documents delivered by DSM Biologics, within two
         (2) weeks of delivery of the Documents and will Accept the batch in case of such compliance ("Acceptance"). CYTOGEN has no obligation to accept the batch if such batch does not comply with the Specifications. CYTOGEN will notify DSM Biologics in writing of its Acceptance or rejection of the batch within two (2) weeks of delivery of the Documents. In the absence of any such written confirmation to DSM Biologics, the batch shall be deemed to comply with the Specifications and Accepted by CYTOGEN. During the aforementioned two (2) weeks CYTOGEN shall store or have stored the batch- under controlled conditions.

5.5 If there is any dispute concerning whether Product complies with the Specifications or not or whether such failure is due (in whole or in part) to acts or omissions of CYTOGEN or a CYTOGEN designee after delivery of Product, a sample of the rejected Product and a sample retained by DSM Biologics as set forth above shall be exchanged between CYTOGEN and DSM Biologics for a counter check. If such counter-check does not resolve the dispute, a sample of the rejected Product and a sample retained by DSM Biologics shall be submitted to an independent, qualified third-party laboratory that is mutually acceptable and selected by the Parties promptly in good faith. Such laboratory shall determine whether the rejected Product met the Specifications at the time of delivery to the carrier and such laboratory's determinations shall be final and determinative for purposes of this Agreement save for manifest error on the face of decision. The Party against whom the laboratory rules shall bear all costs of the third-party laboratory activities.

5.6 If a batch of Product does not conform to the Specifications, and this nonconformity is not due to DSM Biologics' failure to comply with the Manufacturing Instructions or with cGMP, CYTOGEN shall have to pay the Price and Costs for this batch. DSM Biologic shall at CYTOGEN's request, cost and expense, either obtain new raw materials and produce a new batch of Product as soon as reasonably possible or rework the batch.

5.7 Regardless of whether a batch of Product conforms to the Specifications or not, if this batch was not manufactured according to cGMP and/or the Manufacturing Instructions, thereby making the Product unsuitable for its intended purpose, CYTOGEN shall not have to pay the Price and Costs for this batch. DSM Biologics shall at CYTOGEN's request, cost and expense, obtain new raw materials and produce a new batch of Product as soon as reasonably possible. However, in the event it is possible to rework the Product in such a


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
         way that the batch can be deemed to have been manufactured according to cGMP and the Manufacturing Instructions, then CYTOGEN shall have to pay the Price and Costs for batch of Product but not the costs of the reworking, which shall be for DSM Biologics' account.

5.8 The Parties shall in good faith separately agree upon the scope of work for Step 6, the commencement date and expected duration, and the price and costs thereof.

SECTION 6 - PRICE AND COSTS
---------------------------

6.1 It is understood between the Parties that the Price for the Project shall be based upon the assumptions contained in the Schedule hereto and the limited information available to DSM Biologics up to the effective date of this Agreement. If, during the preparation for or the performance of the Project, itbecomes clear that these assumptions are not correct, and have consequences for the Project which cannot be dealt with through a CCN, or the detailed information further exchanged between the Parties indicates more labor and/or occupancy is needed to perform the Project, the Parties shall renegotiate the Price in good faith. ID addition, the Price for Step 4 and Step 5 is based upon the expected process steps to be defined in the Process. Should the Step 1 and/or Step 4 activities lead to a Process which differs significantly in the expected number of process steps and/or the time for executing the Process, the Price for Step 4 and Step 5 shall be adjusted accordingly.

6.2 The Price, excluding VAT, for the work to be performed in Step 1 of the Project shall be ***** United States dollars (US $ *****). Under the Letter of Commitment, Cytogen has paid an amount of ***** United States dollars (US $ *****) as an upfront payment for the performance by DSM Biologics of Step 1. The remainder of the Price, including VAT if applicable, for Step 1, being ***** United States dollars (US $ *****) shall be invoiced as follows:
         i.) ***** United States dollars (US $*****) upon completion of the seven (7) liter fermentation run in Step 1;
         ii) ***** United States dollars (US $ *****) upon completion in Step 1 of the fifty (50) liter so called pilot fermentation with a lab scale down stream processing step and conjugation.

6.3 The Price, excluding VAT, for the work performed in Step 2 of the Project shall be based on ***** United States dollars (US $ *****) per hour worked.


-----------------------------
***** Confidential portion omitted and filed separately with the Securities and Exchange Commission


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
                  This Price, including VAT if applicable, shall be invoiced every month based on the actual man-hours spent by DSM Biologics in the previous month on performing Step 2.


6.4 The Price, excluding VAT, for the work performed in Step 3 of the Project shall be ***** United States dollars (US $*****). This Price, including VAT if applicable, shall be invoiced to and paid by CYTOGEN as follows: i) ***** percent (***** %) one (1) month prior to commencement of Step 3; ii) ***** percent (***** %) at completion of Step 3.

6.5 The Price, excluding VAT, for the work performed in Step 4 of the project shall be ***** United States dollars (US $ *****). This Price, including VAT if applicable, shall be invoiced to and paid by CYTOGEN as follows:
         i) ***** percent (***** %) one (1) month prior to commencement of Step 4;
         ii)      ***** percent (***** %) at completion of fermentation;
         iii) ***** percent (***** %) at complexion of downstream processing;
         iv) ***** percent (***** %) upon delivery by DSM Biologics of any resulting Product.

6.6 The Price, excluding VAT, for the cGMP batches of Product manufactured in Step 5 of the Project shall be ***** United States dollars (US $ *****) per batch. The total Price for manufacturing three (3) batches of Product shall thus be ***** United States dollars (US $ *****).

         The Price per batch of Product, including VAT if applicable, shall be invoiced to and paid by CYTOGEN as follows:
         iii) ***** percent (***** %) one (1) month prior to commencement of the manufacture of the Product;
         iv) ***** percent (***** %) at completion of fermentation of the Product;
         v) ***** percent (***** %) at completion of downstream processing the Product;
         vi) ***** percent (***** %) upon delivery by DSM Biologics of Product, all related Documents and Acceptance.

6.7 The Price, excluding VAT, for Step 6 of the Project shall separately be agreed upon in good faith between the Parties.



-----------------------------
***** Confidential portion omitted and filed separately with the Securities and Exchange Commission


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

6.8 The Costs for the Project, including VAT if applicable, shall be invoiced to and paid by CYTOGEN when the Costs are made by DSM Biologics. However, in respect of raw materials, CYTOGEN shall, two
         (2) months prior to commencement of Step 5, make an advance payment of ***** United States dollars (US $ *****), which amount DSM Biologics shall use to pay the first invoices for raw materials to be ordered for Step 5.

6.9 All invoices shall be payable by CYTOGEN within thirty (30) days of receipt of an invoice into the bank account specified on the invoice. Any delay in the payment by CYTOGEN of the Price and/or the Costs, except in the event of a dispute in respect of Price and/or Costs, shall carry an interest rate as of the first day of delayed payment, which interest rate shall be based on a annual interest rate of fifteen percent (15%).

SECTION 7 - MANAGEMENT OF THE PROJECT
-------------------------------------

7.1 The Parties hereby agree that the Project shall be under the day-today supervision of a Project Manager.

7.2 The Parties shall work in conjunction with the Project Manager to ensure the satisfactory performance of the Project.

7.3 The Project Manager shall be entitled to propose recommendations to the Parties to ensure that the Project meets its objectives.

7.4 The Project Manager shall be in charge of all managerial and scientific aspects of the Project and shall maintain communication with the Parties in connection therewith.

7.5 DSM Biologics shall permit any individual so authorized by CYTOGEN to visit, during regular business hours, the site where the Project is being conducted to evaluate the progress thereof, unless such visit would conflict with a prearranged visit by another client or an inspection by or for another client. Except in exigent circumstances, said visit shall be made subject to ten (10) days notice of the requirement of such visit, such notice to be given to DSM Biologics by CYTOGEN.

7.6 The Parties may use electronic mail to communicate during the performance of the Project. The Parties shall use all reasonable measures to ensure the confidentiality of information so communicated.


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*****  Confidential portion omitted and filed separately with the Securities and
Exchange Commission


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SECTION 8 - RECORDS AND REPORTS
-------------------------------

DSM Biologics hereby undertakes that it shall have the Project Manager submit to CYTOGEN, after completion of Step 1 and Step 2 a report detailing the progress and results of these Steps and highlighting any major issues encountered during the previous period.

SECTION 9 - AUDITS AND CYTOGEN REGULATORY APPROVALS
---------------------------------------------------

9.1 DSM Biologics grants CYTOGEN the right to audit or to appoint third parties to audit, under applicable confidentiality provisions, at any reasonable time, the facilities employed and the documentation utilized by DSM Biologics for performing the Project. Except in exigent circumstances, CYTOGEN will notify DSM Biologics at least twenty (20) business days in advance of such an audit by CYTOGEN and thirty (30) business days in advance of such an audit by a third party. All DSM Biologics' expenses associated with such audits shall be borne by CYTOGEN.

9.2 DSM Biologics permits inspections of DSM Biologics' facilities by governmental authorities (such as the United States of America Food and Drug Administration and equivalent European regulatory authorities) for any registration or pending registration for manufacturing of Product. All DSM Biologics' expenses associated with inspections as they relate directly to manufacturing of Product shall be borne by CYTOGEN.

SECTION 10 - SUBCONTRACTING
---------------------------

DSM Biologics shall be entitled to subcontract portions of the Project to those subcontractors identified in the Schedule to this Agreement. In addition, DSM Biologics shall be entitled to subcontract any portion of its obligations hereunder to its Affiliates. Subcontracting by DSM Biologics of any portion of its obligations hereunder to any other third party requires CYTOGEN's prior written permission thereto which permission shall not be unreasonably or untimely withheld.

SECTION 11 - INTELLECTUAL PROPERTY RIGHTS
-----------------------------------------

11.1 CYTOGEN declares that it has the full right and title to make available the CYTOGEN Technology to DSM Biologics. DSM Biologics shall use the CYTOGEN Technology solely to perform the Project.

11.2 CYTOGEN Technology shall remain the sole and exclusive property of CYTOGEN. All DSM Biologics Technology shall remain the sole and exclusive property of DSM Biologics. The Product manufactured in the Project, the Documents and the reports referred to in Section 8 shall be the sole and exclusive property of CYTOGEN and all rights and tide thereto shall vest in and to CYTOGEN. In addition, CYTOGEN shall exclusively own all Intellectual Property Rights obtained in the Project specifically related to the Process. DSM Biologics shall, as soon as possible, execute and do all instruments and things reasonably necessary to transfer or vest such Intellectual Property Rights in CYTOGEN. DSM Biologics shall, however, have the right to freely use all Intellectual Property Rights obtained in the Project in the general field of fermentation, primary recovery and purification of biopharmaceutical products.

SECTION 12 - WARRANTY, LIABILITY AND INDEMNIFICATION
----------------------------------------------------

12.1 DSM Biologics does not grant any warranty, either expressed or implied, legal or conventional, with regard to the Project other than as explicitly contained or incorporated in this Agreement and disclaims all implied warranties of merchantability and fitness for a particular purpose except to the extent of DSM Biologics' own processes and facilities. DSM Biologics in particular does not warrant, either expressed or implied, that the performance by it of the activities contemplated by the Project in accordance with this Agreement will not infringe upon Intellectual Property Rights of any third party.

12.2 DSM Biologics shall indemnify, defend and hold harmless CYTOGEN against and in respect of any and all Claims arising out of or based upon:
         i) the breach by DSM Biologics of any representations, warranties, covenants or terms contained or incorporated in this Agreement; or
         ii) any gross negligence or willful misconduct by DSM Biologics or its employees, agents, sub-contractors or suppliers of raw materials in connection with the performance of the Project; except to the extent of Claims being due to CYTOGEN's or its supplier's negligence or fault and provided that DSM Biologics shall not be liable for any consequential, indirect or exemplary damages suffered by CYTOGEN and provided further that the total of any damages, other than as to Claims against CYTOGEN for personal injury, to be paid by DSM Biologics shall not exceed the Price.

         DSM Biologics shall, at the request of CYTOGEN, assume the defense of any demand, claim, action, suit or proceeding brought against CYTOGEN by reason of the foregoing and shall pay any and all damages up to the Price that are assessed or that are payable by CYTOGEN as a result of the disposition of any such demand, claim, action, suit or proceeding. Notwithstanding the foregoing, CYTOGEN may be represented in any such action, suit or proceeding at its own expense and by its own counsel.

12.3 CYTOGEN shall indemnify, defend and hold harmless DSM Biologics against and in respect of any and all Claims arising out of or based upon:
         i) the breach by CYTOGEN of any representations, warranties, covenants or terms contained or incorporated in this Agreement; or
         ii) any gross negligence or willful misconduct by CYTOGEN or its employees, agents, or suppliers of raw materials in connection with the performance of the Project;
         except to the extent of Claims being due to DSM Biologics' or its supplier's negligence or fault and provided that CYTOGEN shall not be liable for any consequential, indirect or exemplary damages suffered by DSM Biologics and provided further that the total of any damages, other than as to Claims against DSM Biologics for personal injury, to be paid by CYTOGEN shall not exceed the Price.

12.4 CYTOGEN shall, at the request of DSM Biologics' assume the defense of any demand, claim, action, suit or proceeding brought against DSM Biologics by reason of the foregoing and shall pay any and all damages up to the Price that are assessed or that are payable by DSM Biologics as a result of the disposition of any such demand, claim, action, suit or proceeding. Notwithstanding the foregoing, DSM Biologics may be represented in any such action, suit or proceeding at its own expense and by its own counsel.

         Furthermore, CYTOGEN agrees to indemnify DSM Biologics and save and hold it harmless from and against any Claims which DSM Biologics is or may become liable for or may incur or may be called upon to pay or may pay and that result from or are alleged to result from the infringement of any Intellectual Property Rights through the use by DSM Biologics or its subcontractors of CYTOGEN Technology, or the development, use or manufacturing by DSM Biologics or its subcontractors of the Process or the Product, provided that DSM Biologics notifies CYTOGEN immediately of any demand, claim, action, suit or other proceeding. CYTOGEN shall however not be liable to indemnify or hold harmless DSM Biologics for payment of any settlement unless . : CYTOGEN has consented to the settlement.

         CYTOGEN shall, at the request of DSM Biologics, assume the defense of any demand, claim, action, suit or proceeding brought against DSM Biologics by reason of the foregoing and pay any and all damages assessed or that are payable by DSM Biologics as a result of the disposition of any such demand, claim, action, suit or proceeding. Notwithstanding the foregoing, DSM

         Biologics may be represented in any such action, suit or proceeding at its own expense and by its own counsel.

12.5 DSM Biologics agrees to indemnify CYTOGEN and save and hold it harmless from and against any Claims which CYTOGEN is or may become liable for or may incur or may be called upon to pay or may pay and that result from or are alleged to result from the infringement of any Intellectual Property Rights through the use by DSM Biologics or its subcontractors of DSM Biologics Technology for the Project, provided that CYTOGEN notifies DSM Biologics immediately of any demand, claim, action, suit or other proceeding. DSM Biologics shall however not be liable to indemnify or hold harmless CYTOGEN for payment of any settlement unless DSM Biologics has consented to the settlement.

         DSM Biologics shall, at the request of CYTOGEN, assume the defense of any demand, claim, action, suit or proceeding brought against CYTOGEN by reason of the foregoing and pay any and all damages assessed or that are payable by CYTOGEN as a result of the disposition of any such demand, claim, action, suit or proceeding. Notwithstanding the foregoing. CYTOGEN may be represented in any such action, suit or proceeding at its own expense and by its own counsel.

SECTION 13 - REPRESENTATIONS AND WARRANTIES
-------------------------------------------

13.1     DSM Biologics hereby  represents and warrants to CYTOGEN that:
         i) it is a corporation duly organized, validly existing and in good standing under the laws of The Netherlands, and has full corporate power to conduct the business in which it is
                  presently   engaged   and  to  enter  into  and   perform  its
                  obligations under this Agreement;
         ii) it has taken all necessary corporate action under the applicable laws and its articles of incorporation and bylaws to authorize the execution by its undersigned officers and consummation of this Agreement. This Agreement constitutes a valid and legally binding agreement, enforceable against it
                  in  accordance  with  its  terms,   subject  to  bankruptcy,
                  insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or
                  affecting   creditors'   rights   and  to   general   equity
                  principles;
         iii) the performance by it of its obligations contemplated by the Project in accordance with this Agreement will not violate the terms of any other agreement to which it is subject to or by which it is bound;
         iv) it has the right and power to perform the activities contemplated by the Project;

         v) it will not use in any capacity, in connection with performing the Project, any individual who has been debarred pursuant to the United States Federal Food, Drug and Cosmetic Act; and
         vi) to its knowledge, the performance by it of the activities contemplated by the Project in accordance with this Agreement will not conflict with any law or regulation applicable to DSM Biologics.

13.2     CYTOGEN hereby represents and warrants to DSM Biologics that:
         i) it is a corporation duly organized, validly existing and in good standing under the laws of New Jersey, and has full corporate power to conduct the business in which it is
                  presently   engaged   and  to  enter  into  and   perform  its
                  obligations under this Agreement:
         ii) it has taken all necessary corporate action under the applicable laws and its articles of incorporation and bylaws to authorize the execution by its undersigned officers and consummation of this Agreement. This Agreement constitutes a valid and legally binding agreement, enforceable against it
                  in  accordance  with  its  terms,   subject  to  bankruptcy,
                  insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or
                  affecting   creditors'   rights   and  to   general   equity
                  principles;
         iii) the performance by it of its obligations contemplated by the Project in accordance with this Agreement will not violate the terms of any other agreement to which it is subject to or by which it is bound; iv) it has the right and power to perform the activities contemplated by the Project; and v) to its knowledge, the performance by it of the activities
                  contemplated   by  the  Project  in  accordance   with  this
                  Agreement will not conflict with any law or regulation applicable to CYTOGEN.

SECTION 14 - CONFIDENTALITY
---------------------------

14.1 Unless agreed to otherwise in this Agreement, DSM Biologics shall maintain the confidentiality of the CYTOGEN Technology, the Documents, the reports referred to in Section 8, the Manufacturing Instructions and the Process (jointly the "CYTOGEN Proprietary Information") and CYTOGEN shall maintain the confidentiality of the DSM Biologics Technology, and the Parties shall not in any way or at any time make use thereof for any purpose other than pursuant to and in order to carry out the terms and objectives of this Agreement.

14.2 DSM Biologics' obligations contained in Section 14.1 shall not apply to CYTOGEN Proprietary Information, and CYTOGEN's obligations contained in
         Section 14.1 shall not apply to DSM Biologics Technology which:

         i) at the time of disclosure either is or was part of the public knowledge or literature;
         ii) after disclosure becomes part of the public knowledge or literature through no fault or action of the receiving Party;
         iii) the receiving Party can establish by competent proof either is or was at the time of disclosure in its lawful possession from a source other than the disclosing Party;
         iv) after disclosure is acquired by the receiving Party from a third party who did not obtain such CYTOGEN Proprietary Information respectively DSM Biologics Technology, directly or indirectly, from the disclosing Party;
         v) is independently developed by CYTOGEN or DSM Biologics without the use of DSM Biologics Technology respectively CYTOGEN Proprietary Information:

14.3 The obligations set forth under Section 14.1 shall, furthermore, not apply to CYTOGEN Proprietary Information or DSM Biologics Technology which the receiving Party is required to disclose in prosecuting or defending litigation or in complying with applicable governmental regulations in such case reasonable advance notice shall be given to the disclosing Party.

14.4 DSM Biologics shall not disclose CYTOGEN Proprietary Information and CYTOGEN shall not disclose DSM Biologics Technology to any persons other than to its shareholders, Affiliates, agents, employees, consultants, subcontractors and other authorized representatives necessarily connected with the Project. From all such persons the Parties will, prior to his or her receipt of CYTOGEN Proprietary Information respectively DSM Biologics Technology, obtain undertakings to maintain the confidentiality of any such disclosure containing the obligations as set forth in Section 14.1.

14.5 The obligations as set forth in this Section 14 shall expire five (5) years from the date this Agreement terminates.

14.6 The provisions of this Section 14 replace and annul the terms and conditions of the mutual confidential disclosure agreement entered into on October 8, 1998 by CYTOGEN and DSM Biologics' Affiliate Gist-Brocades/Bio-Intermediair Inc., now named DSM Biologics Company Inc.

SECTION 15 - TERM AND TERMINATION
---------------------------------

15.1 This Agreement shall enter into force as of the date it is signed by both Parties and shall remain in effect until the earlier date of the Project being completed or the Agreement being terminated by either Party as provided herein. As per the date this Agreement enters into force, the Letter of Commitment shall terminate.

15.2 This Agreement shall terminate if a go/no go decision to be taken in accordance with the Schedule to this Agreement is a no go decision. In such event the Agreement shall terminate as per the date the Parties take this decision. In the event of such termination, CYTOGEN shall compensate DSM Biologics for the following costs: i) the Price for all work performed in the Project up to the date of termination; ii) close-out costs being the Price for the work that is scheduled for the three (3) months following the date of termination as detailed in the Schedule. CYTOGEN however retains the right to have such scheduled work performed in those three (3) months. In the event CYTOGEN does not make use of this right, and DSM Biologics is able to resell part or whole of this three (3) month capacity to a third party, DSM Biologics will so inform CYTOGEN and will provide a good faith discount to CYTOGEN in respect of the close-out costs; iii) raw materials and supplies already ordered by DSM Biologics iv) third party commitments, such as in respect of external testing, already entered into by DSM Biologics.

15.3 Either Party shall have the right to terminate this Agreement in the event that:
         i) the other Party (the "Defaulting Party") fails to perform any material obligations, warranty, duty or responsibility or is in default with respect to any material term or condition undertaken by the Defaulting Party under this Agreement and such failure or default continues unremedied for a period of ninety (90) days after written notice thereof by the aggrieved Party to the Defaulting Party; provided that if such breach cannot be reasonably cured within ninety (90) days, such breach shall be deemed cured if the Defaulting Party commences to cure such breach within such ninety (90) day period and diligently continues such cure and no material adverse impact will result from the delay; ii) the Defaulting Party is affected by a Force Majeure which cannot be removed, overcome or abated within six (6) months (or such-other period as the Parties jointly shall determine) from the date the Defaulting Party first became affected; or
         iii) the Defaulting Party ceases or takes material steps to cease carrying on its business, or takes any action to liquidate its assets; if the Defaulting Party files a voluntary petition in bankruptcy or for arrangement, reorganization or other relief under any bankruptcy legislation or any similar law, now or hereafter in effect; or files an answer or other pleading in any proceeding admitting insolvency, bankruptcy or inability to pay its debts as they mature; or within thirty (30) days after the filing of any involuntary proceedings under any bankruptcy legislation or similar law, now or hereafter in effect, such proceedings shall not have been vacated; or all or a substantial part of its assets are attached, seized, subjected to a writ or distress warrant, or are levied upon, unless such attachment, seizure, writ, warrant or levy is vacated within thirty (30) days, or shall be adjudicated as bankrupt; or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due or shall consent to the appointment of a receiver or trustee or liquidator of all or the substantial part of its property; or any order appointing a receiver, trustee or liquidator of the
                  Defaulting Party of all or a substantial part of its property is not vacated within sixty (60) days following the entry thereof; if an order shall be made or resolution passed for the winding-up or the liquidation of the Defaulting Party or if the Defaulting Party adopts or takes any corporate proceedings for its dissolution or liquidation.

15.4 The effective date of termination will be the date stated in any termination notice given hereunder, which date will not be before the expiration of any applicable cure period provided for in this Agreement.

15.5 Termination of this Agreement will not affect the rights and obligations of the Parties accrued under this Agreement prior to termination nor the provisions contained in this Agreement which by their purpose have a term beyond the termination of this Agreement.

15.6     Upon the termination of this Agreement:
         i)       DSM   Biologics   shall   return  to  CYTOGEN  or   destroy,
                  immediately upon CYTOGEN's first request, any and all CYTOGEN Proprietary Information which is in DSM Biologics' possession and all documents containing such CYTOGEN Proprietary Information or any part thereof, and all copies and extracts made thereof, provided however that DSM Biologics may keep one (1) copy of all CYTOGEN Proprietary Information received by it for its legal files to enable it to determine its obligations hereunder and for regulatory compliance;
         ii) CYTOGEN shall return to DSM Biologics or destroy, immediately upon DSM Biologics' first request, any and all DSM Biologics Technology which is in CYTOGEN's possession and all documents containing such DSM Biologics Technology or any part thereof, and all copies and extracts made thereof, provided however that CYTOGEN may keep one (1) copy of all DSM Biologics Technology received by it for its legal files to enable it to determine its obligations hereunder and for regulatory compliance;

         iii) DSM Biologics shall at CYTOGEN's request and expense, ship to CYTOGEN any capital investment and raw materials purchased in the course of and for the Project;
         iv) unless DSM Biologics shall have terminated the Agreement pursuant to Section 15.3, DSM Biologics shall assist CYTOGEN in transferring the Process to such facility as indicated by CYTOGEN. Any costs therefor shall be borne by CYTOGEN.

SECTION 16 - NOTICES
--------------------

All notices, requests, demands and other communications hereunder shall be given in writing and shall be given by prepaid registered mail, receipt return requested, or by telecopier, to the other Party at the following addresses:

if to CYTOGEN:    Cytogen Corporation
                           600 College Road East
                           Princeton, New Jersey 08540-5308
                           United States of America

                           FaxTelecopier: 1-609-7508122
                           Attention: Mr. M. Titus
                           with a copy to: General Counsel

if to DSM Biologics:       DSM Biologics Company B.V.
                           72/2 Zuiderweg
                           9744 Groningen
                           The Netherlands

                           FaxTelecopier: 31-50-5222333
                           Attention: CEO
                           with a copy to: Legal Counsel

or at such other address as a Party may have previously indicated to the other Party in writing in conformity with the foregoing. Any such notice, request, demand or other communication shall be deemed to have been received on the seventh (7th) business day following the date of its mailing if sent by registered mail, or the next business day immediately following the date of transmission if sent by telecopier.

SECTION 17 - ASSIGNMENT
-----------------------

This Agreement will be to the benefit of the permitted successors and assign of the Parties hereto. Neither Party will be entitled to assign its rights under this Agreement to any individual, partnership or other entity, including Affiliates, without the prior written consent of the other Party hereto and any attempted assignments without such written consent shall be of no effect. Notwithstanding the foregoing, either Party shall be entitled, without the prior written consent of the other Party, to assign all or part of its rights under this Agreement to a purchaser of all or substantially all of its assets, or an entity with which it may merge, provided that the assignee agrees in writing to assume all obligations undertaken by its assignor in this Agreement. No assignment shall relieve the assigning Party of responsibility for the performance of any of its obligations hereunder.

SECTION 18 - DISPUTES AND APPLICABLE LAW
----------------------------------------

18.1 In the event of a dispute between the Parties, the Parties shall firstly make every effort to find an amicable settlement to such dispute. Before having recourse to litigation under Section 18.2, the Chief Executive Officers of the Parties, or their nominees, shall within one (1) month (which time may be extended by mutual agreement) from a request by either Party meet and use their best efforts to resolve any disputes. Failing such settlement, the provisions of
         Section 18.2 shall apply.

18.2 All disputes which cannot be settled amicably shall be finally settled by binding arbitration under the rules of conciliation and arbitration of the International Chamber of Commerce.

18.3 This Agreement is governed by and interpreted in accordance with the laws of England without regard to conflicts of laws principles.

SECTION 19 - FAILURE TO ACT
---------------------------

Notwithstanding any other provision of this Agreement, whenever a Party is given a time period pursuant to this Agreement in which to exercise an option, make an election, give a notice or the like, failure to act during such time period will be conclusively deemed a decision not to exercise the option, make the election, give the notice or the like, as fully as if the Party with the option, election, right to give notice or the like had provided written notice of a decision not to exercise the option, make the election, give the notice or the like.

SECTION 20 - FORCE MAJEURE
--------------------------

20.1 The obligations of either Party hereunder shall be suspended during the time and circumstance beyond the control and without the fault or negligence of that Party so affected ("Force Majeure") including but not limited to inevitable accidents, perils of navigation, floods, fire, storms, epidemics, acts of god, earthquakes, explosions, hostilities, civil commotion, war (declared or undeclared), orders, requisitions, regulations or acts of any government or governmental authority, whether de jure or de facto or any official purporting to act under the authority of any such government, illegality arising from domestic or foreign laws or regulations, insurrections, failure or slowdown of public utilities or common carriers, inability to procure raw materials or other circumstances or conditions of a similar nature, quarantine or custom restrictions, damage in factories or warehouses, strikes, lockouts or any other labor difficulty at the Parties and/or suppliers of goods, raw materials and/or excipients, lack of conveyance, resulting in hindrance of this Agreement.

20.2 As soon as possible after being affected by a Force Majeure, the Party so affected shall furnish to the other Party all particulars of the Force Majeure and the manner in which its performance is thereby prevented or delayed. The Party whose obligations hereunder have been suspended shall promptly and diligently pursue appropriate action to enable it to perform such obligations, except that the Parties shall not be obligated to settle any strike, lockout or other labor difficulty on terms contrary to their wishes.

20.3 In the event that any Force Majeure cannot be removed, overcome or abated within six (6) months (or such other period as the Parties jointly shall determine) from the date the Party affected first became affected, then either Party may, at the expiration of such period by notice to the other Party terminate this Agreement.

SECITION 21 - MISCELLANEOUS PROVISIONS
--------------------------------------

21.1 DSM Biologics shall obtain all permits and governmental licenses required in connection with its activities under this Agreement and shall, in addition, comply with applicable law in performing its obligations hereunder.

21.2 All rights and recourses of a Parts, under this Agreement are cumulative and the exercise by a Party of any of its rights or recourses will not prevent it from exercising any other right or recourse available under this Agreement or at law. All obligations of the Parties under this Agreement are indivisible.

21.3 If any covenant, obligation or term hereunder or the application of any part of this Agreement to any person, party or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such covenants, agreements or obligations other than those which are held to be


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
         invalid or unenforceable shall not be affected thereby and each covenant, obligation and agreement contained herein shall be separately valid and enforceable to the full extent permitted by law.

21.4 This is an agreement between separate entities and neither is the agent, representative, master or servant of or possesses the power to obligate the other or to make any warranties or representations on behalf of the other. Nothing in this Agreement will be interpreted so as to create a relationship of partners' joint ventures, agents, mandate, fiduciaries or any other similar relationship between the Parties.

21.5 Failure by either Party to take action against the other will not affect its right to require full performance of this Agreement at any time thereafter. The waiver by either Party of the breach of any term of this Agreement by the other Party will not operate or be interpreted as a waiver of any subsequent breach by such Party. No term of this Agreement will be deemed to have been waived by either Party unless such waiver is in writing.

21.6 This Agreement and the documents referred to in it or attached to this Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior discussions, negotiations and agreements with respect thereto. No amendment of, change to or variance from this Agreement will be binding on either Party unless in writing and signed by the Parties.

21.7 Each of the Parties agrees to perform such acts, sign and deliver such other agreements' cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence as may be necessary or desirable from time to time in order to give full effect to this Agreement.

21.8 This Agreement may be executed in two (2) counterparts, each of which shall be an original and all of which shall constitute together but one and the same document.

21.9 The headings and subheadings of the sections of this Agreement have been included solely for ease of reference and do not form part of this Agreement.

21.10 All words and personal pronouns relating thereto shall be read and construed as the number and gender of the Party or Parties referred to in each case require and the verb shall be construed as agreeing with the required word and/or pronoun.


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21.11    This  Agreement  will not be binding upon the Parties until it has been signed below on behalf of each Party, in which event it shall be effective as of the date of signing.

IN WITNESS WHEREOF, the Parties have signed on the date first hereinabove mentioned.







DSM BIOLOGICS COMPANY B.V.         CYTOGEN CORPORATION



/s/ G.P. Algra                     /s/ J.W.R. den Toom
------------------                 -----------------------------
G.P. Algra                         J.W.R. den Toom
President & CEO                    Director Marketing, Sales and
                                   Strategic Development





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